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Shareholder Meeting


On April 3, 1998, a shareholder  meeting was held at which the  following  items and proposals  were  approved,  as described in the Trust's proxy  statement for that meeting. The following is a report of the votes cast:
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                                                                         Witheld/
Nominee/Proposal                  For                 Against            Abstain          Total

1.     Robert G. Avis             343,078,839.117      9,606,314.100      1,599,420.050   354,284,573.267
       William A. Baker           341,475,509.412     11,209,603.805      1,599,420.050   354,284,533.267
       Charles Conrad, Jr.        343,080,485.338      9,604,667.875      1,599,420.050   354,284,573.263
       Jon S. Fossel              343,120,429.591      9,564,693.626      1,599,420.050   354,284,543.267
       Sam Freedman               343,067,197.485      9,617,955.932      1,599,420.050   354,284,573.467
       Raymond Kalinowski         343,091,550.638      9,593,562.482      1,599,420.050   354,284,533.170
       C. Howard Kast             342,398,240.944     10,286,872.273      1,599,420.050   354,284,533.267
       Robert M. Kirschner        342,299,180.973     10,385,932.244      1,599,420.050   354,284,533.267
       Ned M. Steel               341,433,552.912     11,251,560.305      1,599,420.050   354,284,533.267
       James C. Swain             343,086,111.667      9,595,015.871      1,603,405.729   354,284,533.267

2. Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Trust for the fiscal year beginning January 1, 1998 (Proposal No. 1):

                                  335,797,488.589      2,214,452.724     15,273,182.843   353,285,124.156

3(i). Approval of changes to the fundamental investment policies of Oppenheimer Money Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   96,286,996.003     11,207,036.137      9,478,262.875   116,972,295.015

3(ii). Approval of changes to the fundamental investment policies of Oppenheimer
       High Income Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   21,954,279.290      1,416,150.736      2,507,353.000    25,877,783.026

3(iii). Approval of changes to the fundamental investment policies of Oppenheimer Bond Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   34,400,730.760      2,437,071.467      2,884,944.412    39,722,748.643

3(iv). Approval of changes to the fundamental investment policies of Oppenheimer
       Strategic Bond Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   36,871,222.256      1,735,365.400      2,761,054.592    41,367,642.248

3(v). Approval of changes to the fundamental investment policies of Oppenheimer Aggressive Growth Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   17,965,586.548      1,398,668.778      1,384,173.270    20,748,428.596


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Shareholder Meeting (Continued)

                                                                          Witheld/
Nominee/Proposal                   For                 Against            Abstain          Total

3(vi). Approval of changes to the fundamental investment policies of Oppenheimer
       Growth Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   10,043,951.548        796,895.779        743,803.638    11,584,650.965

3(vii). Approval of changes to the fundamental investment policies of Oppenheimer Multiple Strategies Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   31,193,142.790      2,281,462.346      3,087,828.124    36,562,433.260

3(viii).Approval of changes to the fundamental investment policies of Oppenheimer Growth & Income Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                    7,029,838.247        410,269.718        504,078.630     7,944,186.595

3(ix). Approval of changes to the fundamental investment policies of Oppenheimer
       Global Securities Fund on warrants, borrowing, investing in oil and gas exploration, investing in other investment companies and hedging. (Proposal No. 2):

                                   37,466,080.901      2,849,132.245      3,176,056.564    43,491,269.710

4. Approval of changes to certain in Oppenheimer Bond Fund's investment objective and fundamental investment policies. (Proposal No. 3):

                                   34,444,138.694      2,098,267.244      3,180,342.705    29,722,748.643

5. Approval of amendments to the Trust's Declaration of Trust to permit each Fund to issue additional classes of shares. (Proposal No. 4):

                                  309,886,066.129     18,994,944.838     24,404,133.189   353,285,144.156

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